Exhibit 16.1

MARK BAILEY &COMPANY, LTD.

Certified Public Accountants
Management Consultants
Office Address: 1495 Ridgeview Drive, Ste. 200 Reno, Nevada 89509-6634	Phone: 775/332.4200 Fax: 775/332.4210	Mailing Address: P.O. Box 6060 Reno, Nevada 89513

July 18, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated July 18, 2005, of SulphCo, Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Mark Bailey & Company, Ltd.